EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002.

The undersigned, Jerry Fowden, Chief Executive Officer of Cott Corporation (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of this Amendment No. 1 to Form 10-K for the year ended January 3, 2015 (the “Report”).

The undersigned hereby certifies that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 23rd day of November, 2015.

/s/ Jerry Fowden
Jerry Fowden
Chief Executive Officer